Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 5, 2006, with respect to the financial statements of Gavitec AG included in Amendment No. 1 to Form 8-K filing of NeoMedia Technologies, Inc. dated May 9, 2006, incorporated by reference in the Registration Statement (Amendment No 3 to Form S-3 No. 333-137227) and related Prospectus of NeoMedia Technologies, Inc. for the registration of 273,088,026 shares of its stock.

/s/ Ernst & Young AG

Mannheim, Germany

August 14, 2007